Exhibit 99.1

A123 Systems Announces First Quarter 2011 Financial Results

WALTHAM, MA — May 9, 2011 — A123 Systems (Nasdaq: AONE), a developer and manufacturer of advanced Nanophosphate™ lithium ion batteries and systems, today announced financial results for the first quarter ended March 31, 2011.

“Our first quarter results were in-line with our expectations,” said David Vieau, CEO of A123 Systems.  “Even more importantly, in the first quarter, we commenced volume production of battery systems for Fisker.  The ramping of this program reinforces our expectation for a revenue inflection point beginning in the second quarter.  We continue to expect strong revenue growth throughout the second half of the year as well, which is supported by our customers already in production, as well as a number of customer programs that are expected to enter production during the year, including BMW, Daimler, and Navistar.  Additionally, we advanced our relationship with Smith Electric Vehicles by entering into a production and supply agreement, and we anticipate delivering batteries under this program in the second half of this year.”

Vieau added, “The $254 million in funding we raised early in the second quarter further strengthens our ability to continue our rapid capacity expansion plans.  The second phase of our Michigan build-out is under way, and we are expecting to more than double our current worldwide manufacturing capacity.  This expansion supports our plans to capture significant market share and drive rapid revenue growth, with the goal of achieving profitability in the years ahead.”

Financial Highlights

Revenue: Total revenue for the first quarter of 2011 was $18.1 million, compared to $24.5 million for the first quarter of 2010.  Within total revenue, product revenue was $15.5 million, compared to $19.8 million in the first quarter of 2010, and services revenue was $2.6 million, compared to $4.7 million in the first quarter of 2010.

Gross Profit/(Loss):  Gross loss was ($15.5) million in the first quarter of 2011, compared to a gross loss of ($2.0) million in the first quarter of 2010.

Net Income/(Loss): Net loss was ($53.6) million, or ($0.51) per common share, based on 105.5 million weighted average common shares outstanding in the first quarter of 2011.  This compared to a net loss of ($29.0) million in the first quarter of 2010, or ($0.28) per common share, based on 103.3 million weighted average common shares outstanding.

Adjusted EBITDA:  Adjusted EBITDA, a non-GAAP financial measure, was ($45.4) million in the first quarter of 2011, compared to ($22.8) million in the first quarter of 2010.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cash: A123 Systems had cash and cash equivalents of $136.8 million at March 31, 2011, compared to $216.8 million at December 31, 2010.  Cash and cash equivalents does not include $254 million in net proceeds from the concurrent common stock and convertible notes offerings completed early in the second quarter.

Other First Quarter Business Metrics

Revenue Mix: During the first quarter of 2011, transportation revenue was $12.3 million, electric grid revenue was not material, as anticipated, and commercial revenue was $3.1 million.  This compares to a revenue mix of $10.3 million, $5.2 million and $4.3 million, respectively, in the first quarter of 2010.

Product Shipments: During the first quarter of 2011, A123 Systems recorded product shipments equivalent to 14.3 million watt hours, compared to 16.3 million watt hours in the first quarter of 2010.

Non-GAAP Financial Measures

This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by A123 Systems management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, A123 Systems believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. A123 Systems management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

A123 Systems defines “Adjusted EBITDA” as operating loss plus depreciation and amortization of tangible and intangible assets and stock-based compensation expense.

Conference Call Information

What:	A123 Systems’ first quarter 2011 financial results conference call
When:	Monday, May 9, 2011
Time:	5:00 p.m. ET
Webcast:	http://ir.a123systems.com/ (live and replay)
Live Call:	(877) 266-0479, domestic
(678) 894-3048, international
Replay:	(800) 642-1687, passcode 59338026, domestic
(706) 645-9291, passcode 59338026, international

About A123 Systems

A123 Systems, Inc. (Nasdaq: AONE) develops and manufactures advanced lithium ion batteries and battery systems for the transportation, electric grid services and commercial markets. Headquartered in Massachusetts and founded in 2001, A123 Systems’ proprietary nanoscale electrode technology is built on initial developments from the Massachusetts Institute of Technology. For additional information please visit www.a123systems.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the Company’s revenue expectations for the second quarter of 2011 and the second half of 2011, expectations regarding the number of customer programs that will commence production in 2011, the Company’s ability to rapidly expand manufacturing capacity, the Company’s ability to capture market share, the Company’s ability to rapidly increase revenue and  the Company’s expectations regarding customer demand for its products.

These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond A123 Systems’ control.

A123 Systems’ actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the timing and terms of the Company’s U.S. government funding, delays in customer and market demand for and adoption of the Company’s products in the transportation, electric grid and other target markets, the Company’s ability to expand its U.S. manufacturing capacity to address anticipated market demand, delays in the development of the Company’s new products, the Company’s ability to attract new customers and retain existing customers, continued delays in volume production by the Company’s customers, increases in production start-up expenses, interruption in the supply of key materials due to the earthquake in Japan, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, failure to negotiate acceptable contract terms with new customers or early termination of the Company’s agreements with key customers, and other risks detailed in A123 Systems’ other publicly available filings with the Securities and Exchange Commission.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent A123 Systems’ views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. A123 Systems undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing A123 Systems’ views as of any date subsequent to the date of this press release.

Contacts:

Public Relations:

A123 Systems

Dan Borgasano

617-972-3471

dborgasano@a123systems.com

Edelman

Courtney Kessler

212-277-3720

courtney.kessler@edelman.com

Investor Relations:

ICR

Garo Toomajanian

617-972-3450

ir@a123systems.com

AONE-F

A123 Systems, Inc.

Unaudited, Condensed, Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2011
Revenue:
Product	$19,774	$15,458
Services	4,694	2,639
Total revenue	24,468	18,097
Cost of revenue:
Product	22,354	31,096
Services	4,155	2,478
Total cost of revenue	26,509	33,574
Gross loss	(2,041)	(15,477)
Operating expenses:
Research, development and engineering	14,116	20,359
Sales and marketing	2,800	4,082
General and administrative	8,240	9,111
Production start-up	1,811	4,621
Total operating expenses	26,967	38,173
Operating loss	(29,008)	(53,650)
Other income (expense):
Interest, net	(218)	(641)
Gain on foreign exchange	245	2
Other income, net	—	1,026
Total other expense, net	27	387
Loss from operations, before tax	(28,981)	(53,263)
Provision for income taxes	121	410
Net loss	(29,102)	(53,673)
Less: Net loss attributable to the noncontrolling interest	77	27
Net loss attributable to A123 Systems, Inc.	$(29,025)	$(53,646)
Net loss per share attributable to A123 Systems Inc. - basic and diluted:	$(0.28)	$(0.51)
Weighted average number of common shares outstanding - basic and diluted	103,312	105,515

A123 Systems, Inc.

Unaudited, Condensed, Consolidated Balance Sheets

(in thousands)

	December 31,	March 31,
	2010	2011
ASSETS
Current assets:
Cash and cash equivalents	$216,841	$136,805
Restricted cash and cash equivalents	9,367	10,086
Accounts receivable, net	28,106	26,383
Inventory	48,787	63,892
Prepaid expenses and other current assets	8,006	10,589
Total current assets	311,107	247,755

Property, plant and equipment, net	143,998	171,270
Goodwill	9,581	9,581
Intangible assets, net	413	361
Long-term grant receivable	75,790	79,714
Deposits and other assets	11,768	10,703
Restricted cash and cash equivalents, net of current portion	1,993	2,001
Investments	21,508	22,684
Total assets	$576,158	$544,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit lines	$8,000	$8,000
Current portion of long-term debt	5,379	5,088
Current portion of capital lease obligations	1,571	1,849
Accounts payable	43,523	69,644
Accrued expenses	48,179	38,860
Other current liabilities	1,322	2,191
Deferred revenue	11,109	11,156
Deferred rent	132	194
Total current liabilities	119,215	136,982

Long-term debt, net of current portion	4,603	3,600
Capital lease obligations, net of current portion	18,655	18,513
Deferred revenue, net of current portion	29,836	29,639
Deferred rent, net of current portion	1,452	1,338
Other long-term liabilities	3,865	4,676
Total liabilities	177,626	194,748
Commitments and contingencies
Stockholders’ equity
Common stock	105	106
Additional paid-in capital	790,256	795,425
Accumulated deficit	(391,228)	(444,874)
Accumulated other comprehensive loss	(935)	(1,336)
Total A123 Systems, Inc. stockholders’ equity	398,198	349,321
Noncontrolling interest	334	—
Total stockholders’ equity	398,532	349,321
Total liabilities, and stockholders’ equity	$576,158	$544,069

A123 Systems, Inc.

Unaudited Earnings Before Interest, Tax, Depreciation, Amortization and Stock-Based Compensation (“Adjusted EBITDA”)

(in thousands)

	Three Months Ended
	March 31,
	2010	2011

Operating loss	$(29,008)	$(53,650)
EBITDA adjustments
Stock-based compensation	2,487	3,299
Depreciation and amortization	3,749	4,923
Adjusted EBITDA	$(22,772)	$(45,428)